Exhibit 99.1

Mustang Bio Reports Second Quarter 2017 Financial Results and Recent Corporate Highlights

New York, NY – August 14, 2017 – Mustang Bio, Inc. (“Mustang”), a Fortress Biotech (NASDAQ: FBIO) Company focused on the development of novel immunotherapies based on proprietary chimeric antigen receptor engineered T cell (CAR T) technology, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2017.

Dr. Manuel Litchman, President and Chief Executive Officer of Mustang, said, “Since joining Mustang in April, I am proud of the significant progress we have made in advancing our goal of building a robust pipeline of novel CAR T therapies. In May, we licensed three CAR T cell therapies from our research partners at City of Hope, which expands our portfolio to five unique CAR T candidates and will enable us to move into multiple myeloma, prostate, pancreatic, gastric and bladder cancer. We look forward to our continued collaboration with Dr. Stephen Forman, Dr. Christine Brown and the City of Hope team, and anticipate that City of Hope will initiate clinical trials in these new programs in 2018.”

Financial Results:

•	As of June 30, 2017, Mustang’s cash totaled $53.8 million, compared to $27.5 million at December 31, 2016, an increase of $26.3 million year-to-date. The June 30, 2017 cash total does not include short-term investments consisting of approximately $20 million in certificates of deposit that the company purchased in the second quarter of 2017.

•	Research and development expenses were $2.5 million for the second quarter of 2017, compared to $0.6 million for the second quarter of 2016.

•	Research and development expenses from license acquisitions totaled $1.5 million for the second quarter of 2017, compared to $0 for the second quarter of 2016.

•	General and administrative expenses were $1.7 million for the second quarter of 2017, compared to $0.5 million for the second quarter of 2016.

•	Net loss attributable to common stockholders was $5.5 million, or $0.21 per share, for the second quarter of 2017. This compares to a net loss attributable to common stockholders of $1.1 million, or $0.11 per share, for the second quarter of 2016.

Recent Corporate Highlights:

•	In April 2017, Mustang appointed Dr. Litchman as President and Chief Executive Officer, as well as a member of the Board of Directors.

•

On May 31, 2017, Mustang entered into exclusive, worldwide licensing agreements with City of Hope (“COH”) for the use of three CAR T therapies in the development of cancer treatments. The therapies covered under the agreements include: human epidermal growth factor receptor 2 (HER2) CAR T technology (HER2 Technology), which will initially be applied in the treatment of glioblastoma multiforme; CS1-specific CAR T technology (CS1 Technology) to be directed against multiple myeloma; and prostate stem cell antigen (PSCA) CAR T technology (PSCA Technology) to be used in the treatment of prostate, pancreatic, bladder and gastric cancers. All three technologies were developed in the laboratory of Stephen J. Forman, M.D., director of COH’s T cell Immunotherapy Research Laboratory.

About Mustang Bio

Mustang Bio, Inc., a subsidiary of Fortress Biotech, Inc., is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to leverage the patient’s own immune system to eliminate cancer cells. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, funding research and development, and outlicensing or bringing the technologies to market. Mustang is currently developing proprietary chimeric antigen receptor (CAR) engineered T cell (CAR T) technology, which was licensed from Drs. Stephen Forman and Christine Brown’s laboratory at the City of Hope National Medical Center (“COH”). Mustang and COH have established a research agreement to develop CARs across multiple cancers. Mustang’s lead programs are in Phase 1 trials at COH: MB-101 for the treatment of brain cancer, and MB-102 as a therapeutic agent in acute myeloid leukemia. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. For more information, visit www.mustangbio.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensings, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Fortress Biotech Media Relations

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com

MUSTANG BIO, INC.

CONDENSED BALANCE SHEETS

($ in thousands, except for share and per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$53,790	$27,499
Short-term investments (certificates of deposit) - held to maturity	20,038	-
Prepaid expenses	8	-
Total current assets	73,836	27,499
Total Assets	$73,836	$27,499
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,478	$683
Contingently issuable liabilities	-	1,682
Accrued expenses - related party	138	125
Accrued interest - related party	-	413
Notes payable - related party	146	320
Total current liabilities	4,762	3,223
Total Liabilities	4,762	3,223
Commitments and Contingencies
Stockholders' Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	-	-
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 1,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	-	-
Common shares, 25,221,889 and 15,165,244 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	3	2
Common stock issuable, 0 and 767,264 shares as of June 30, 2017 and December 31, 2016, respectively	-	4,396
Additional paid-in capital	94,938	36,998
Accumulated deficit	(25,867)	(17,120)
Total Stockholders’ Equity	69,074	24,276
Total Liabilities and Stockholders’ Equity	$73,836	$27,499

MUSTANG BIO, INC.

CONDENSED STATEMENTS OF OPERATIONS

($ in thousands, except for share and per share amounts)

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$2,494	$582	$3,200	$1,149
Research and development – licenses acquired	1,500	-	2,075	-
General and administrative	1,671	458	3,696	713
Total operating expenses	5,665	1,040	8,971	1,862
Loss from operations	5,665	1,040	8,971	1,862

Other income (expense)
Interest income	134	-	224	-
Interest income (expense) – related party	2	(93)	-	(174)
Total other income (expense)	136	(93)	224	(174)
Net Loss	$(5,529)	(1,133)	(8,747)	$(2,036)

Net loss per common share outstanding, basic and diluted	$(0.21)	$(0.11)	$(0.36)	$(0.20)

Weighted average number of common shares outstanding, basic and diluted	26,180,351	10,250,000	24,301,115	10,151,099